PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated August 1, 2011)	Registration Statement No. 333-174255

$7,280,000

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, Baxano Surgical, Inc. is offering up to $7,280,000 of our common stock, $0.0001 par value per share, to Lincoln Park Capital Fund, LLC, or Lincoln Park, under a purchase agreement entered into with Lincoln Park on December 3, 2013, or the Purchase Agreement.

The shares to be offered pursuant to this prospectus supplement include:

•	up to an aggregate of $7,000,000 in shares of common stock that may be sold from time to time, at our sole discretion, over a 36-month period;

•	182,609 shares of common stock, valued at $1.15 per share, to be issued to Lincoln Park on the date of this prospectus supplement in consideration for entering into the Purchase Agreement; and

•	up to 60,870 shares of our common stock, valued at $1.15 per share, as additional consideration to be issued to Lincoln Park pro rata with each purchase it makes under the Purchase Agreement.

The purchase price for shares of common stock that may be sold to Lincoln Park will be the lower of (i) the lowest sale price on the purchase date, as reported by the NASDAQ Global Market, and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days prior to the purchase date. In no event, however, will shares be sold to Lincoln Park on any date that the closing price of our common stock is less than $1.00. In addition to regular purchases, we, at our sole option, may direct Lincoln Park to purchase additional accelerated amounts as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Our common stock is traded on the NASDAQ Global Market under the symbol “BAXS.” On November 25, 2013, the last reported sale price of our common stock on the NASDAQ Global Market was $1.08 per share. As of November 25, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $39,294,522, based on 45,197,632 shares of outstanding common stock, of which 27,868,455 shares were held by non-affiliates, and a per share price of $1.41 based on the closing sale price of our common stock on October 10, 2013. During the period of 12 calendar months immediately prior to, and including, the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” on page S-7 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 3, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration or continuous offering process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, dated August 1, 2011, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. You should read both the prospectus supplement and the accompanying prospectus carefully, together with additional information described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before investing in our securities.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference.

As used in this prospectus, references to “we,” “our,” “us,” “the Company,” “our company” and “Baxano Surgical” refer to Baxano Surgical, Inc., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included or incorporated by reference in this prospectus, including statements regarding future events, our future financial performance, our future business strategy and the plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Such risks, uncertainties, and other factors that may cause such differences include, but are not limited to, those disclosed under the caption “Risk Factors” in this prospectus supplement and in the documents we have incorporated by reference in this prospectus supplement. Our forward-looking statements speak only as of the date they are made. We expressly disclaim any intent or obligation to update any forward-looking statements to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of The NASDAQ Stock Market.

S-1

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement on page S-7 and in the documents we incorporate by reference in this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Business

We are a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. We are committed to delivering minimally invasive surgical technologies that enhance patient clinical care while providing sustained value for our customers. We currently market the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEO® lateral access and interbody fusion system, the iO-Flex® system, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures, and the iO-Tome® instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures. Our AxiaLIF products use our pre-sacral approach, through which a surgeon can access discs in the lumbar region of the spine through an incision adjacent to the tailbone and perform an interbody fusion procedure through instrumentation that provides direct access to the intervertebral space. We developed our pre-sacral approach to allow spine surgeons to access and treat intervertebral spaces without compromising important surrounding soft tissue, nerves and bone structures. Our VEO lateral access and interbody fusion system provides for direct visualization of the psoas muscle and unrestricted lateral fluoroscopic views, which we believe has allowed us to increase our market share in the highly competitive lateral fusion segment. We believe that direct visualization allows a surgeon to have improved visibility of the psoas and the nerves running through this muscle that, when used in conjunction with neuromonitoring, can potentially reduce complications. We also market other products that complement these primary offerings, including pedicle screws, facet screws, bowel retractors, discectomy tools, bone void filler and a bone graft harvesting system that can be used to extract bone graft. Our philosophy of continuous improvement is driven by ongoing research and development investment in our core technologies. We support this investment by diligently expanding, maintaining, and protecting our significant patent portfolio.

Corporate Information

We were incorporated in Delaware in May 2000 under the name “aXiaMed, Inc.” and changed our name to “TranS1 Inc.” in February 2003. In connection with our merger with Baxano, Inc. in May 2013, we changed our name to “Baxano Surgical, Inc.” Our principal executive office is located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615 and our telephone number is (919) 800-0020. Our website is www.baxanosurgical.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

RECENT DEVELOPMENTS

Agreement with Lincoln Park Capital Fund, LLC

On December 3, 2013, we entered into a Purchase Agreement with Lincoln Park which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to an aggregate of $7,000,000 in shares of our common stock at our discretion as described below. As consideration for entering into the Purchase Agreement, we agreed to issue 182,609 shares of our common stock, valued at $1.15 per share, to Lincoln Park immediately upon entering the Purchase Agreement, or the Initial Commitment Shares. Upon purchase of shares in accordance with the terms of the Purchase Agreement, up to 60,870 additional shares of common stock will be issued pro rata to Lincoln Park, or the Additional Commitment Shares, and collectively with the Initial Commitment Shares, the Commitment Shares.

S-2

We are filing this prospectus supplement with regard to the offering of up to $7,280,000 in shares of our common stock, which consists of (i) shares of common stock with an aggregate offering price of up to $7,000,000, which we may sell from time to time, in our sole discretion, to Lincoln Park over the next 36 months subject to the conditions and limitations in the Purchase Agreement, (ii) 182,609 shares, valued at $1.15 per share, issued as Initial Commitment Shares, and (iii) 60,870 shares, valued at $1.15 per share, which may be issued as Additional Commitment Shares.

Under the Purchase Agreement, on any business day and as often as every other business day over the 36-month term of the Purchase Agreement, we have the right, in our sole discretion and subject to the conditions and limitations in the Purchase Agreement, to direct Lincoln Park to purchase up to 100,000 shares of our common stock. The purchase price for shares of common stock that may be sold to Lincoln Park will be the lower of (i) the lowest sale price on the purchase date, as reported by the NASDAQ Global Market, and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days prior to the purchase date. The number of shares that we may direct Lincoln Park to purchase may be increased to up to 125,000 shares, provided that the closing sale price of our common stock is not below $1.50 on the purchase date, and increased to up to 150,000 shares, provided that the closing sale price is not below $2.00 on the purchase date.

We can also accelerate the number of our shares of common stock to be purchased under certain circumstances up to the lesser of (i) 200% of the number of shares we directed Lincoln Park to purchase on the preceding day and (ii) 30% of the trading volume on such accelerated purchase date, if the closing sale price of our common stock equals or exceeds $1.50 on the preceding day, as reported by the NASDAQ Global Market. The purchase price for these accelerated shares will be the lower of (i) the closing sale price for the common stock on the accelerated purchase date, and (ii) 95% of the volume weighted average price of the common stock on the NASDAQ Global Market on the accelerated purchase date, as adjusted, if necessary, pursuant to the Purchase Agreement.

There is no upper limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park on any date that the closing price of our common stock is less than $1.00 per share.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park. However, there are certain limitations on the number of shares we can direct Lincoln Park to purchase, as described below.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to the maximum number of shares of our common stock that we may issue (i) without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 (approximately $13.1 million as of November 25, 2013) and (ii) without breaching our obligations under applicable rules of The NASDAQ Stock Market (approximately 9,035,006 shares, or 19.99% of our total outstanding common stock) or obtaining stockholder approval under such rules, unless the average price of all applicable sales of our common stock to Lincoln Park exceed a “Base Price” (or $1.0688, representing our consolidated closing bid price on December 2, 2013, plus $0.0288), such that the sales to Lincoln Park are considered to be at least “at market” under applicable NASDAQ rules.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership of more than 9.99% of the then total outstanding shares of our common stock (approximately 14,515,243 shares as of the date of this prospectus supplement), as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder.

The number of shares ultimately offered for sale by Lincoln Park under this prospectus supplement and the accompanying prospectus is dependent upon the number of shares purchased by Lincoln Park under the Purchase Agreement. The following table sets forth the number of shares we would be required to issue to Lincoln Park from the sale of shares at varying purchase prices in order to receive the full $7,000,000 commitment under the Purchase Agreement (without accounting for certain fees and expenses):

S-3

Assumed Average Purchase Price		Number of Registered Shares to be Issued if Full Purchase(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(3)	Proceeds from the Sale of Shares to Lincoln Park Under the Purchase Agreement
$1.00	(1)	7,000,000	13.35%	$7,000,000
$1.08	(4)	6,481,481	14.3%	$7,000,000
$2.00		3,500,000	7.15%	$7,000,000
$3.00		2,333,333	4.88%	$7,000,000
$4.00		1,750,000	3.71%	$7,000,000

(1)	Under the Purchase Agreement, we may not sell shares to Lincoln Park on any date that the closing price of our common stock is less than $1.00 per share.
(2)	Does not include the 243,479 Commitment Shares to be issued to Lincoln Park as consideration for its commitment to purchase our common stock pursuant to the Purchase Agreement as we will not receive any proceeds for the issuance of the Commitment Shares.
(3)	The denominator is based on 45,197,632 shares outstanding as of November 25, 2013, adjusted to include the 243,479 Commitment Shares and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park. The numerator is based on the number of shares issuable under the Purchase Agreement for purchase by Lincoln Park at the corresponding assumed average purchase price set forth in the adjacent column, which does not include the 243,479 Commitment Shares.
(4)	The closing sale price of our shares on November 25, 2013.

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus form a part, lapses for any reason, or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our common stock from trading for a period of one business day;

•	the delisting of our common stock from the NASDAQ Global Market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Select Market, the NYSE MKT, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

•	the transfer agent’s failure within three business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;

•	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•	if at any time we are not eligible to transfer our common stock electronically; or

•	if at any time we issue the maximum number of shares of our common stock that we may issue (i) without breaching our obligations under applicable rules of The NASDAQ Stock Market or obtaining stockholder approval under such rules and (ii) without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3, each to the extent applicable.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

S-4

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Credit Facility with Hercules Technology Growth Capital, Inc.

On December 3, 2013, or the Closing Date, we obtained a credit facility of up to $15.0 million, or the Credit Facility, from Hercules Technology Growth Capital, Inc., a Maryland corporation, or Hercules, to pay off an existing credit facility and cash collateralize letters of credit issued thereunder, and for general corporate and working capital purposes. The Credit Facility is governed by a loan and security agreement, dated December 3, 2013, or the Loan Agreement, which provides for up to three separate advances, with the first advance of $7.5 million available at closing. The availability of the second advance of $2.5 million is dependent upon us achieving $6.0 million in gross commercial revenue for the fourth quarter of our 2013 fiscal year. The availability of the third advance of $5.0 million is dependent upon us achieving $7.0 million in gross commercial revenue for the first quarter of our 2014 fiscal year and net proceeds of at least $15.0 million from sales of our equity securities on or before June 15, 2014.

The Credit Facility will mature in 38 months, or in 41 months if the specified revenue targets are achieved. Each advance accrues interest at a rate equal to the prime rate plus 7.75% (with the prime rate subject to a floor of 4.75%), calculated on an actual/360 basis and payable monthly in arrears. Amounts outstanding during an event of default accrue interest at a rate of 3% in excess of the above rate, and past due amounts are subject to a 5% late charge. Outstanding principal will amortize in the 29-month period preceding maturity, payable in equal installments of principal and interest (subject to recalculation upon a change in prime rates). Any advance may be prepaid in whole or in part at any time, subject to a prepayment fee of 1-2% if prepaid more than one year after closing. In addition, a fee equal to 3.50% of all advances made under the Credit Facility will be payable upon the repayment or prepayment in full of the advances.

The Credit Facility is secured by a lien on substantially all of our assets.

The Loan Agreement contains customary covenants and representations, including a financial reporting covenant and limitations on dividends, distributions, debt, contingent obligations, liens, loans, investments, mergers, acquisitions, divestitures, subsidiaries, and changes in control. There are no financial covenants. Prior to the maturity of the Credit Facility, Hercules will also have the right to participate on the same terms as other participants in certain types of our broadly marketed equity financings.

The events of default under the Loan Agreement include, without limitation, (1) a material adverse change in our ability to perform our obligations under the Loan Agreement, or in the value of our collateral and (2) an event of default under any other of our indebtedness in excess of $150,000. If an event of default occurs, Hercules is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The Loan Agreement also contains other customary provisions, such as expense reimbursement and confidentiality. Hercules has indemnification rights and the right to assign the Credit Facility.

In connection with the Credit Facility, we issued to Hercules a warrant to purchase shares of our common stock, or the Warrant. The Warrant consists of two tranches, the first tranche issued at closing and the second tranche to be issued if and when Hercules makes a second advance under the Loan Agreement. The first tranche is exercisable for a number of shares of our common stock equal to $900,000 divided by the exercise price. The second tranche is exercisable for a number of shares of our common stock equal to $300,000 divided by the exercise price. The exercise price is $1.02 initially, but is subject to downward adjustment upon our consummation of a financing at a lower effective price per share during the one-year period following the Closing Date. The aggregate number of shares issuable upon exercise is limited to 1,176,471. The Warrant is exercisable until the fifth anniversary of the Closing Date and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date.

S-5

THE OFFERING

Common stock offered by Baxano Surgical	• up to $7,000,000 of shares of common stock that may be sold from time to time, at our sole discretion, to Lincoln Park over the next 36 months in accordance with the Purchase Agreement;

• 182,609 shares of common stock to be issued to Lincoln Park as Initial Commitment Shares, in consideration for entering into the Purchase Agreement; and

• up to 60,870 shares of common stock to be issued to Lincoln Park as Additional Commitment Shares.

Common stock outstanding prior to the offering	As of November 25, 2013, there were 45,197,632 shares of common stock outstanding.
Common stock to be outstanding after this offering	Up to 51,922,592 shares, assuming a sales price of $1.08 per share for the $7,000,000 that may be sold from time to time, which was the closing price on the NASDAQ Global Market on November 25, 2013, including 243,479 shares to be issued to Lincoln Park as a fee for its commitment to purchase shares of our common stock. Actual number of shares issued and outstanding will vary depending on the sales price under this offering.
Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes and working capital requirements. See “Use of Proceeds” on page S-8.

NASDAQ Global Market Symbol	BAXS

Risk Factors	This investment involves a high degree of risk. See the section entitled “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

The number of shares of common stock to be outstanding immediately after this offering is based on 45,197,632 shares outstanding as of September 30, 2013 and excludes as of that date:

•	3,958,421 shares of common stock issuable upon the exercise of stock options outstanding, having a weighted average exercise price of $3.24 per share; and

•	an aggregate of 3,762,742 shares of common stock reserved for future issuance under our equity compensation plans, consisting of 3,641,579 shares of common stock reserved for issuance under our 2007 Stock Incentive Plan and 121,163 shares of common stock reserved for issuance under our 2007 Employee Stock Purchase Plan.

S-6

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risk factors below and the other information included in this prospectus, you should carefully consider the risks described under the caption “Risk Factors” in any prospectus supplement and documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q on file with the Commission, before making an investment decision. If any such risks actually occur, our business, financial condition, operating results and prospects could suffer, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to This Offering

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue shares of our common stock with aggregate sales proceeds of up to $7,000,000 from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, our ability to issue these new shares of common stock in this offering, or the subsequent resale by Lincoln Park of a signification number of shares could have the effect of depressing the market price for our common stock and could make it more difficult for us to sell equity securities in the future at a time and price that we might otherwise wish to effect sales.

Sales of our common stock to Lincoln Park may cause substantial dilution to our existing stockholders.

The number of shares ultimately offered for sale by Lincoln Park under this prospectus supplement is dependent upon the number of shares we elect to sell to Lincoln Park under the Purchase Agreement. After it has acquired shares under the Purchase Agreement, Lincoln Park may sell all, some or none of those shares. Therefore, sales to Lincoln Park by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

S-7

USE OF PROCEEDS

The net proceeds of this offering will depend on the frequency and prices at which we sell shares of stock to Lincoln Park under the Purchase Agreement, with maximum proceeds we may receive over the term of the agreement of $7,000,000. We estimate receiving net proceeds from this offering of approximately $6,875,000 after estimated expenses payable by us, assuming that an aggregate of $7,000,000 in common stock is sold pursuant to this offering. However, sales will be made subject to market conditions, our capital needs from time to time and under the limitations contained in the Purchase Agreement. We expect to use the net proceeds from this offering for general corporate purposes and working capital requirements. Our management will have broad discretion to allocate the net proceeds from this offering.

S-8

DILUTION

Our net tangible book value as of September 30, 2013, 2013 was $12,824,000, or $0.28 per share of common stock. Net tangible book value per share of common stock is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.

After giving effect to the assumed sale of 6,481,481 shares of our common stock at an assumed public price of $1.08 per share (the last reported sale price of our common stock on November 25, 2013) for assumed gross proceeds of $7,000,000, not including the Commitment Shares to be issued to Lincoln Park as a fee for its commitment to purchase shares of our common stock, and after deducting estimated offering expenses payable by us, our net tangible book value as of September 30, 2013 would have been approximately $19,699,000, or $0.38 per share of common stock. This represents an immediate increase in the net tangible book value of $0.10 per share to existing stockholders and an immediate dilution in net tangible book value of $0.70 per share to new investors purchasing our common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.08
Net tangible book value per share as of September 30, 2013	$0.28
Increase in net tangible book value per share attributable to new investors	$0.10
As adjusted net tangible book value per share after this offering		$0.38
Dilution per share to new investors		$0.70

The table above assumes for illustrative purposes that an aggregate of 6,481,481 shares of our common stock are sold at a price of $1.08 per share (the last reported sale price of our common stock on the NASDAQ Global Market on November 25, 2013) for aggregate gross proceeds of $7,000,000. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.08 per share shown in the table above, assuming all of our common stock in the aggregate amount of $7,000,000 is sold at that price, would increase our adjusted net tangible book value per share after this offering to $0.40 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.18 per share, after deducting estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.08 per share shown in the table above, assuming all of our common stock in the aggregate amount of $7,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after this offering to $0.34 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.24 per share, after deducting estimated aggregate offering expenses payable by us.

The calculations above are based upon 45,197,632 shares of common stock outstanding as of November 25, 2013 and exclude:

•	4,132,051 shares of common stock issuable upon the exercise of stock options outstanding, having a weighted average exercise price of $3.42 per share;

•	3,589,112 shares of common stock reserved for future issuance under our equity compensation plans, consisting of 3,467,949 shares of common stock reserved for issuance under our 2007 Stock Incentive Plan and 121,163 shares of common stock reserved for issuance under our 2007 Employee Stock Purchase Plan; and

•	243,479 Commitment Shares to be issued to Lincoln Park as a fee for its commitment to purchase shares of our common stock.

To the extent that any options or warrants are exercised, new options are issued under our equity compensation plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

S-9

PLAN OF DISTRIBUTION

We entered into a Purchase Agreement, dated as of December 3, 2013, with Lincoln Park. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is irrevocably committed to purchase up to $7,000,000 in shares of our common stock over the 36-month term of the Purchase Agreement. The Purchase Agreement provides that, from time to time, at our sole discretion, we may require Lincoln Park to purchase up to 100,000 shares of our common stock every other business day. The number of shares that we may direct Lincoln Park to purchase may be increased to up to 125,000 shares, provided that the closing sale price of our common stock is not below $1.50 on the purchase date, and increased to up to 150,000 shares, provided that the closing sale price is not below $2.00 on the purchase date. We can also accelerate the number of our shares of common stock to be purchased under certain circumstances up to the lesser of (i) 200% of the number of shares we directed Lincoln Park to purchase on the preceding day and (ii) 30% of the trading volume on such accelerated purchase date, if the closing sale price of our common stock equals or exceeds $1.50 on the preceding day, as reported by the NASDAQ Global Market. The purchase price for these accelerated shares will be the lower of (i) the closing sale price for the common stock on the accelerated purchase date and (ii) 95% of the volume weighted average price of the common stock on the NASDAQ Global Market on the accelerated purchase date, as adjusted, if necessary, pursuant to the Purchase Agreement.

As consideration for entering into the Purchase Agreement, we agreed to issue 182,609 Commitment Shares to Lincoln Park immediately upon entering the Purchase Agreement and 60,870 Commitment Shares to be issued pro rata to Lincoln Park upon its purchases of our shares of common stock. These Commitment Shares, in addition to the shares to be purchased by Lincoln Park, are covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to the maximum number of shares of our common stock that we may issue (i) without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and (ii) without breaching our obligations under applicable rules of The NASDAQ Stock Market or obtaining stockholder approval under such rules, unless the average price of all applicable sales of our common stock to Lincoln Park exceed a “Base Price” (or $1.0688, representing our consolidated closing bid price on December 2, 2013, plus $0.0288) such that the sales to Lincoln Park are considered to be at least “at market” under applicable NASDAQ rules. The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership of more than 9.99% of the then total outstanding shares of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder).

We may suspend the sale of shares to Lincoln Park pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Immediately prior to the date of the Purchase Agreement, Lincoln Park beneficially owned no shares of our common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under this prospectus supplement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use a broker-dealer unaffiliated with Lincoln Park to effectuate all sales, if any, of the common stock that it may purchase or receive from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

S-10

We have entered into an agreement with Bayridge Securities, LLC, a registered broker-dealer and FINRA member, pursuant to which Bayridge Securities, LLC agreed to act as the placement agent in connection with the Purchase Agreement with Lincoln Park. Bayridge Securities, LLC will receive $10,000 as compensation in connection with its services and expense reimbursement up to $5,000, upon receipt of written confirmation from the Financial Industry Regulatory Authority, Inc., or FINRA, to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby.

We will pay all expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park, Bayridge Securities, LLC and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Lincoln Park and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement and for 90 days thereafter.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

S-11

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TranS1 Inc. for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Baxano, Inc. attached as Exhibit 99.2 to Baxano Surgical, Inc.’s Current Report on Form 8-K/A dated May 30, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 that we filed with the Commission. This registration statement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus supplement.

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including us. The address of the site is http://www.sec.gov.

Our Internet address is www.baxanosurgical.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Commission. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus or any other report we file with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference into this prospectus supplement the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the consummation or termination of this offering (other than documents or information deemed to have been “furnished” and not “filed” in accordance with Commission rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Commission on March 7, 2013 and amended April 30, 2013;

2.	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, as filed with the Commission on May 15, 2013, August 14, 2013, and November 12, 2013, respectively;

3.	Our Current Reports on Form 8-K, as filed with the Commission on February 19, 2013, March 5, 2013, April 5, 2013, April 10, 2013, April 22, 2013, April 30, 2013, June 3, 2013, July 3, 2013, August 23, 2013, September 20, 2013 and December 3, 2013, and our Current Reports on Form 8-K/A, as filed with the Commission on February 1, 2013 and June 26, 2013; and

S-12

4.	The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-33744) filed with the Commission on October 15, 2007 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement is modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (919) 800-0020 or by writing to us at the following address:

Baxano Surgical, Inc.

110 Horizon Drive, Suite 230

Raleigh, NC 27615

Attn: Investor Relations

S-13

PROSPECTUS

Dated August 1, 2011

$50,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

We may, from time to time, offer and sell debt securities, shares of common stock, shares of preferred stock, and warrants to purchase any of the foregoing securities, either separately or in combination with other securities offered hereunder, in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock, preferred stock or debt securities. We will specify in an accompanying prospectus supplement more specific information about any such offering. Our common stock is listed on the Nasdaq Global Market under the symbol “TSON.” The last reported sale price of our common stock on July 11, 2011 was $5.10 per share. The aggregate public offering price of all securities under this prospectus will not exceed $50,000,000.

As of July 11, 2011, the aggregate market value of our voting and non-voting common equity held by non-affiliates was approximately $68.8 million, based on an aggregate of 20,940,210 shares of common stock outstanding, of which 13,484,574 shares were held by non-affiliates, and a per share price of $5.10, the closing sale price of our common stock on the Nasdaq Global Market on the same date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our securities involves risk. See the section entitled “Risk Factors” beginning on page 2 of this prospectus as well as any prospectus supplement.

This prospectus may not be used to offer or sell any of our securities unless accompanied by a prospectus supplement.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 19 of this prospectus as well as any prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TRANS1 INC.

We are a medical device company focused on designing, developing and marketing products that implement our proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region. Using our pre-sacral approach, a surgeon can access discs in the lower lumbar region of the spine through a small incision adjacent to the tailbone and can perform an entire interbody fusion procedure through a small tube that provides direct access to the intervertebral space. We developed our pre-sacral approach to allow spine surgeons to access and treat intervertebral spaces without compromising important surrounding soft tissue. We believe this approach enables fusion procedures to be performed with low complication rates, low blood loss, short hospital stays, fast recovery times and reduced pain. We currently market our AxiaLIF ® family of products for single and multilevel lumbar fusion, the Vectre TM and Avatar TM lumbar posterior fixation systems and Bi-Ostetic TM bone void filler, a biologics product.

We were incorporated in Delaware in May 2000 under the name “aXiaMed,Inc.” and changed our name to “TranS1 Inc.” in February 2003. Our principal executive office is located at 301 Government Center Drive, Wilmington, North Carolina 28403 and our telephone number is (910) 332-1700. Our website is www.transl.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. As used in this prospectus, references to “we,” “our,” “us” and “TranS1” refer to TranS1 Inc. unless the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of debt securities, shares of common stock, shares of preferred stock, and warrants to purchase any of the foregoing securities, either separately or in combination with other securities offered hereunder, in one or more offerings, for an aggregate dollar amount of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Commission and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

1

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in this prospectus, and in the other documents we incorporate by reference into this prospectus, including our financial statements and related notes, before investing in our securities. If any of those risks actually occur, our business, financial condition, operating results and prospects could suffer. In any such case, the trading price of our common stock or the value of our securities could decline, and you might lose all or part of your investment in our securities. The risks described in this prospectus, or incorporated by reference to this prospectus or any prospectus supplement, are not the only risks we face. Additional risks that we face and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operating results.

2

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this report, including statements regarding future events, our future financial performance, our future business strategy and the plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements as a result of the following factors, among others:

•	acceptance and continued use of our products by surgeons;

•	the lack of clinical data about the efficacy of our products;

•	uncertainty of reimbursement from third-party payors;

•	our historical lack of profitability;

•	cost pressures in the healthcare industry;

•	competitive pressures from substitute products and larger companies;

•	our dependence on key employees, regulatory approval and market acceptance for new products;

•	our reliance on a limited number of suppliers to provide our products;

•	our ability to effectively manage a sales force to meet our objectives; and

•	our ability to conduct successful clinical studies.

Readers are urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the risks, uncertainties, and other factors that may affect our business, operating results and financial condition, and the value of our common stock and other securities, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus and in the documents we have incorporated by reference into this prospectus, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Our forward-looking statements speak only as of the date of this prospectus and in other filings we make with the Commission. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Global Market.

3

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities to support sales, for marketing and general administrative activities, for research and product development activities, for clinical trials, for obtaining necessary regulatory approvals, for capital equipment, and to fund working capital and other general corporate purposes. While we have no present understandings, commitments or agreements to enter into any potential acquisitions, we may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, products or assets that complement our business. Accordingly, management will retain broad discretion as to the allocation of the net proceeds of this offering.

The amount and timing of our use of proceeds will depend on several factors, including the extent and timing of cash collections of revenue and the amount of net cash used by our operations, the acceptance and continued use of our products by surgeons, the continued progress of our reimbursement efforts, and, the status of our research and development projects. In keeping with our current policy with respect to the investment of our cash and cash equivalents, and subject to the uses discussed above, we plan to invest the net proceeds of this offering in money market treasury funds and short-term investments primarily in U.S. agency-backed debt instruments.

4

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

The following is a summary of the rights of our common stock and preferred stock. This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which have been previously filed with the Commission.

Common Stock

As of July 11, 2011, there were 20,940,210 shares of common stock outstanding held of record by approximately 33 stockholders. The following summarizes the rights of holders of our common stock:

•	Each holder of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors;

•	The affirmative vote of a majority of the shares present in person or represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders;

•	Holders of common stock are not entitled to cumulate votes in the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election;

•	Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, or the Board, out of assets legally available for dividends;

•	Upon our liquidation, dissolution or winding up, after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock, the holders of shares of common stock will be entitled to receive on a pro rata basis all of our assets remaining for distribution;

•	There are no redemption or sinking fund provisions applicable to our common stock; and

•	There are no preemptive or conversion rights applicable to our common stock.

Nasdaq Global Market Listing.  Our common stock is listed on the Nasdaq Global Market under the symbol “TSON.” The last reported sale price of our common stock on July 11, 2011 was $5.10 per share.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 10150 Mallard Creek Road, Suite 307, Charlotte, North Carolina 28262.

5

Preferred Stock

As of July 11, 2011, we had no shares of preferred stock outstanding. Under our amended and restated certificate of incorporation, the Board is authorized to issue up to the 5,000,000 shares of preferred stock. Our amended and restated certificate of incorporation authorizes the Board to, without further action by the stockholders, create and issue one or more series of preferred stock and to fix the rights, preferences and privileges thereof. Among other rights, the Board may determine, without further vote or action by our stockholders:

•	The number of shares constituting that series and the distinctive designation of that series;

•	The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

•	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including the securities into which the preferred stock coverts and provision for adjustment of the conversion rate in such events as the Board shall determine;

•	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of TranS1, and the relative rights of priority, if any, of payment of shares of that series; and

•	Any other relative rights, preferences and limitations of that series.

The issuance of preferred stock with voting or conversion rights could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of TranS1 and may adversely affect the value of our common stock or other securities.

Registration Rights

Registration Rights for Holders of our Formerly Outstanding Preferred Stock.  In September 2005, we and the holders of our previously outstanding preferred stock entered into a third amended and restated investors’ rights agreement, or the investors’ rights agreement, which was subsequently amended in August 2007. Holders of our previously outstanding preferred stock include Advanced Technology Ventures and its affiliated entities, Delphi Ventures and its affiliated entities, Cutlass Capital and its affiliated entities, Sapient Capital, and Thomas Weisel Healthcare Venture Partners and its affiliated entities, each a holder of more than 5% of our outstanding common stock. On October 22, 2007, in connection with the closing of our initial public offering, all of the outstanding shares of preferred stock were converted into 10,793,165 shares of common stock.

Under the investors’ rights agreement, the former holders of our preferred stock have the right to require us to register their shares with the Commission, or to include their shares in any registration statement we file, so that the shares may be publicly resold.

Demand Registration Rights.  Beginning April 22, 2008, the holders of a majority of the shares that were issued upon conversion of the preferred stock have the right to demand, on not more than two occasions (subject to limited exceptions), that we file a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, having an aggregate offering price to the public of not less than $5,000,000, in order to register the shares registrable under such registration rights. Further, at any time after we become eligible to file a registration statement on Form S-3, the holders of the shares subject to these registration rights may require us to file up to two registration statements on Form S-3 per year with respect to shares of common stock having an aggregate offering price to the public of at least $500,000, subject to certain exceptions.

Piggyback Registration Rights.  If we register any shares of our capital stock for public sale, holders of the shares of common stock issued on conversion of our preferred stock will have the right to include their shares in the registration. The underwriters of any underwritten public offering will have the right to limit the number of shares to be included in the registration, provided that the holders of the registrable shares shall not be reduced to less than 20% of the aggregate shares offered. None of the previous holders of our preferred stock have indicated a present intention to invoke any of their rights under the investors’ rights agreement.

6

Expenses of Registration.  We will pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations.

Indemnification.  We are generally required to indemnify the holders participating in an offering against civil liabilities resulting from any registration under these provisions.

Expiration of Registration Rights.  The demand, Form S-3 and piggyback registration rights described above will terminate on the earlier of (i) the date after the closing of our initial public offering on which all shares subject to such registration rights may immediately be sold under Rule 144 during any 90-day period, or (ii) the fourth anniversary of the closing of our initial public offering on October 16, 2011.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Application of Interested Stockholder Provisions of Delaware Law.  We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either:

•	prior to the date at which the person becomes an interested stockholder, the Board approves such transaction or business combination;

•	the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of such transaction; or

•	the business combination is approved by the Board and by the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent).

For purposes of Section 203, “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to such interested stockholder.

In addition, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated certificate of incorporation provides for our Board to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation also permits our Board to issue up to 5,000,000 shares of preferred stock, with any rights, preferences, and privileges as they may designate. Furthermore, our amended and restated certificate of incorporation and bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our Board, chairman of the Board and chief executive officer may call a special meeting of stockholders. In addition, our amended and restated certificate of incorporation and bylaws require advance notice for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. Our amended and restated certificate of incorporation and bylaws also require a 66 2/3 % stockholder vote and the approval of our Board for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and bylaws relating to the issuance of preferred stock, the absence of cumulative voting, the classification of our Board, the requirement that stockholder actions be effected at a duly called meeting, the requirement of advance notice for stockholders to nominate directors, to submit proposals for consideration at meetings of stockholders and the designated parties entitled to call a special meeting of the stockholders.

7

The combination of the classification of our Board, the lack of cumulative voting, the authorization to issue “blank check” preferred stock and the 66 2/3 % stockholder voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

8

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This prospectus is a summary of the general terms of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities that may be offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

We may offer under this prospectus up to $50,000,000 in aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $50,000,000. The debt securities may be senior debt securities, senior subordinated debt securities or subordinated debt securities.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and detailed or determined in the manner provided in a Board resolution, an officers’ certificate or by a supplemental indenture.

We will set forth in a prospectus supplement relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

9

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any subordination provisions relating to the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or preferred stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

10

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

11

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will describe in the applicable prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, such person to be referred to as a “successor person”, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

12

Events of Default

“Event of default” means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

13

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of the outstanding debt securities of each series affected by the modifications or amendments. However, we and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities or the right of holders to waive past defaults or to amend the limitations described in this bullet point; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

14

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a Board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

15

Covenant Defeasance and Events of Default.  In the event we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

16

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

17

Equity Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities, or the shares of preferred stock or common stock, being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

18

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of our securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our securities offered in the prospectus supplement may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price. The obligations of any underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all the securities offered by the prospectus supplement or they may only be obligated to purchase that portion of the securities they are able to sell to the public. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship, which we will describe in the prospectus supplement, naming the underwriter and the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents participating in the distribution may be deemed to be underwriters, and any discounts or commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may provide underwriters, dealers or agents with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to such liabilities. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of business. With respect to the sale of securities under this prospectus and any applicable prospectus supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

19

These securities may or may not be listed on a national securities exchange. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

20

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California. As of the date of this Registration Statement, certain attorneys of Stradling Yocca Carlson & Rauth hold an aggregate of 248,113 shares of our outstanding common stock. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TranS1 Inc. for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. You can read and copy our Commission filings, including this registration statement, on the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its Public Reference Facilities at 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.trans1.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Commission. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus or any other report we file with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of common stock covered by this prospectus is completed, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information, which is neither deemed filed nor incorporated by reference herein:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Commission on March 14, 2011.

2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, as filed with the Commission on May 16, 2011.

3. Our proxy statement on Schedule 14A, as filed with the Commission on April 28, 2011, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.

4. Our Current Reports on Form 8-K, as filed with the Commission on January 4, 2011, February 28, 2011, April 1, 2011, June 6, 2011 and June 24, 2011.

21

5. The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-33744) filed with the Commission on October 15, 2007 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (910) 332-1700 or by writing to us at the following address:

TranS1 Inc.

301 Government Center Drive

Wilmington, NC 28403

Attn: Investor Relations

22